Exhibit 99.2

LITHIUM HARVEST APS

Financial Statements

Unaudited

For the Three and Nine Months Ended September 30, 2022

(Stated in US Dollars)

LITHIUM HARVEST APS

FOR THE three and nine months ended September 30, 2022

Unaudited

K. R. MARGETSON LTD.	Chartered Professional Accountant
331 East 5th Street	Tel: 604.220.7704
North Vancouver BC V7L 1M1	Fax: 1.855.603.3228
Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Lithium Harvest ApS:

Results of Review of Interim Financial Statements

I have reviewed the accompanying Interim Balance Sheets of Lithium Harvest ApS as of September 30, 2022 and for the three-month and nine-month periods then ended, and the related notes, (collectively referred to as the “interim financials statements’). Based on my review, I am not aware of any material modifications that should be made to the accompanying interim financial statements or them to be in conformity with accounting principles generally accepted in the United States of America.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. I conducted my review in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

/s/ K.R. MARGETSON LTD.

North Vancouver BC

February 14, 2023

F-1

LITHIUM HARVEST APS

Interim Balance Sheets (Stated in US Dollars)

Unaudited

	September 30,	December 31,
	2022	2021

ASSETS
Current Assets
Cash	$35	$6,958
Sundry taxes receivable	1,299	-
Prepaid expenses	105	-
TOTAL ASSETS	$1,439	$6,958

LIABILITIES & STOCKHOLDERS’ EQUTIY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilities	$3,929	$761
Total Liabilities	3,929	761

Stockholders’ Equity (Deficit)
Common stock – Note 5
Registered: 50,000 shares of 1 Danish Krone each Issued and outstanding: 50,000 shares	7,940	7,940
Other accumulated comprehensive loss	(435)	(268)
Accumulated deficit	(9,995)	(1,475)
Total Stockholders’ Equity (Deficit)	(2,490)	6,197

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$1,439	$6,958

The accompanying notes form an integral part of these financial statements.

F-2

LITHIUM HARVEST APS

Interim Statements of Operations and Comprehensive Loss

(Stated in US Dollars)

	For the Three		For the Nine
	Months Ended		Months Ended
	Sep 30 2022	Sep 30 2021	Sep 30 2022	Sep 30 2021

Operating and administrative expenses
General and administrative expenses	$656	$-	$1,520	$241
Management fees	-	-	4,285	-
Professional fees	2,572	-	2,715	-
Total operating and administrative expenses	3,228	-	8,520	241

Net loss for the period	(3,228)	-	(8,520)	(241)

Other comprehensive loss
Translation gain/(loss)	79	(278)	(167)	(446)

Comprehensive loss for the period	$(3,149)	$(278)	$(8,687)	$(687)

Basic and diluted loss per share	$-	$-	$-	$-
Weighted average number of common shares outstanding	50,000	50,000	50,000	50,000

The accompanying notes form an integral part of these financial statements.

F-3

LITHIUM HARVEST APS.

Interim Statement of Changes in Stockholders’ Equity (Deficit)

For the Nine-month period ended September 30, 2022 and 2021

(Stated in US Dollars)

	Common Stock		Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Income (loss)	Deficit	Equity
		$	$	$	$

Balance, December 31, 2021	50,000	$7,940	$(268)	$(1,475)	$6,197

Net loss and comprehensive loss	-	-	(167)	(8,520)	(8,687)

Balance, September 30, 2022	50,000	$7,940	$(435)	$(9,995)	$(2,490)

	Common Stock		Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Income (loss)	Deficit	Equity
		$	$	$	$

Balance, December 31, 2020	50,000	$7,940	$315	$(374)	$7,881

Net loss and comprehensive loss	-	-	(446)	(241)	(687)

Balance, September 30, 2021	50,000	$7,940	$(131)	$(615)	$7,194

The accompanying notes form an integral part of these financial statements.

F-4

LITHIUM HARVEST APS.

Interim Statements of Cash Flows

(Stated in US Dollars)

	For the	For the
	Nine-month	Nine-month
	Period Ended	Period Ended
	September 30, 2022	September 30, 2021

Cash Flows from Operating Activities
Net loss	$(8,520)	$(241)
Changes in operating assets and liabilities:
Sundry taxes	(1,299)	-
Prepaid expenses	(105)	-
Accounts payable and accrued liabilities	3,168	-
Net cash used in operating activities	(6,756)	(241)

Effect of Foreign Exchange on Cash	(167)	(446)

Net change in cash	(6,923)	(687)
Cash at beginning of year	6,958	7,881
Cash at end of year	$35	$7,194

Supplemental Disclosure of Cash Flow Information
Cash paid during year for :
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes form an integral part of these financial statements.

F-5

LITHIUM HARVEST APS

Notes to the Interim Financial Statements

For the Three-month and Nine-month Periods Ended September 30, 2022

Note 1. Organization and Nature of Business

Lithium Harvest ApS (the “Company”) was incorporated in Thisted, Denmark on August 24, 2020. The Company is in its early stages of development since its formation and has not realized any revenues from its planned operations. The Company have developed a new proprietary technology to extract lithium from oilfield waste water to produce battery grade lithium carbonate and lithium hydroxide which are the main ingredient in electric vehicle car batteries and broader battery markets such as green renewable energy.

Note 2. Basis of presentation

The Company’s interim financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operation and cash flows for the interim periods presented. All adjustments are of a normal recurring nature. Operating results for the period ended September 30, 2022 are not necessarily indicative of the results that can be expected for the year ended December 31, 2022.

The Company has a December 31, year-end.

Functional and Presentation Currency

The Company’s foreign operations are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company uses the Danish Krone as its functional currency and the US Dollar as its presentation currency.

Note 3. Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Corporation will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Corporation be unable to continue as a going concern.

The Company has accumulated a deficit of $9,995 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. At September 30, 2022, the Company had a working capital deficit of $2,490. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. There can be no assurance that capital will be available that will be on terms acceptable to the Company. The Company may also seek to obtain short-term loans from the director of the Company. There are no current arrangements in place for equity funding or short-term loans.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It has also disrupted the normal operations of many businesses, including the Company’s. This outbreak could decrease spending, adversely affect demand for the Company’s product and harm the Company’s business and results of operations. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations at this time.

F-6

Note 4. Summary of significant accounting policies

a. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

b. Foreign Currency Translation

The functional currency is translated into US dollars for balance sheet accounts using the current exchange rates in effect as of the balance sheet date and for revenue and expenses accounts using a weighted average exchange during the reporting period. Adjustments resulting from translation are reflected as other accumulated comprehensive gain (loss), a separate component of the stockholder’s equity (deficit).

c. Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021.

Due to the effect of COVID-19, certain financial assets and liabilities may not longer have inputs to justify its fair value level classification in the fair value hierarchy. In these cases, the Company may be required to use different inputs or sources of input to reclassify fair value measurements. However, COVID-19’s current and foreseeable impact on the Company’s fair value measurement is immaterial as the fair values of the Company’s financial instruments were assumed to approximate carrying values of on-balance-sheet financial instruments since they are short term in nature. These financial instruments include cash, accounts payable, and related party loan payable.

d. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

e. Income taxes

The Company follows the guideline under ASC Topic 740 Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements. There are no uncertain tax positions as at December 31, 2021 and 2020.

F-7

f. Recently Issued Accounting Guidance

The Company has evaluated all the recent accounting pronouncements through the date the financial statements and believe that none of them will have a material effect on the company’s financial statements.

Note 5. Common stock

On incorporation, August 24, 2020, the Company issued 50,000 shares for gross proceeds of 50,000 Danish Krone. The value in US dollars at that time was $7,940.

There have been no warrants or options issued.

Note 6. Subsequent events

On November 12, 2022, the Company entered into a Letter of Intent (“LOI”) with Sustainable Projects Group, Inc., a US company listed on the over-the-counter public stock exchange whereby Sustainable Projects Group, Inc. will acquire the Company as a wholly owned subsidiary by issuing $80,600,221 shares in its common stock. The LOI is non-binding and subject to various terms and conditions, including but not limited to, shareholder and US exchange approvals, audits, and due diligence review.

F-8